Exhibit 23.2

KIRKLAND, RUSS, MURPHY & TAPP
CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to be the incorporation by reference in this Registration Statement of our report dated February 4, 2005 included in Shells Seafood Restaurants, Inc.’s Form 10-K for the year ended January 2, 2005 and to all references to our Firm included in this Registration Statement.

/s/ Kirkland, Russ, Murphy & Tapp, P.A.

Clearwater, Florida
March 8, 2006

135 Feather Sound Drive, Clearwater, Florida 33762